                                                              [EXECUTION COPY]






                                 EXHIBIT 10.1









                        AFFILIATED MANAGERS GROUP, INC.


                         -----------------------------

                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
                         -----------------------------






                                October 9, 1997

                               TABLE OF CONTENTS

                                                                                      Page

ARTICLE I     ELECTION OF DIRECTORS OF THE COMPANY AND VOTING OF
              SHARES...................................................................2
      Section 1.1.  Voting of Shares for Election of Directors of the Company..........2
      Section 1.2.  Vacancies..........................................................3
      Section 1.3.  Visitation Rights..................................................4
      Section 1.4.  Voting of Shares...................................................4
      Section 1.5.  Conversion of Class C Preferred Stock..............................5
      Section 1.6.  Termination........................................................5
      Section 1.7.  Rights of Warrant Holders Hereunder................................5

ARTICLE II    RIGHTS AND OBLIGATIONS OF COSALE AND RESTRICTIONS ON
              TRANSFER.................................................................5
      Section 2.1.  Co-Sale Rights With Respect to Shares of Class A
                    Preferred Stock....................................................5
      Section 2.2.  Restrictions on Transfer of Shares of Class B Preferred Stock......8
      Section 2.3.  Restrictions on Transfer of Shares of Class C Preferred Stock......9
      Section 2.4.  Regulatory Requirements; Cessation of Direct
                    Investment Program................................................10
      Section 2.5.  Co-Sale Rights of Warrant Holders.................................12
      Section 2.6.  Sale of the Company...............................................14
      Section 2.7.  Right of First Offer..............................................15
      Section 2.8.  Enforcement.......................................................16
      Section 2.9.  Termination.......................................................16

ARTICLE III  REGISTRATION RIGHTS......................................................16
      Section  3.1 "PiggyBack" Registrations..........................................16
      Section  3.2. Required Registrations............................................18
      Section  3.3. Registrable Securities............................................19
      Section  3.4. Further Obligations of the Company................................19
      Section  3.5. Indemnification; Contribution.....................................21
      Section  3.6. Rule 144 and Rule 144A Requirements; StandOff.....................23
      Section  3.7. Transfer of Registration Rights...................................23
      Section  3.8. Information by Holders............................................24

ARTICLE IV  RIGHTS TO PURCHASE STOCK..................................................24
      Section 4.1.  Right to Purchase.................................................24
      Section 4.2.  Procedure.........................................................24
      Section 4.3.  Definitions.......................................................25



                                     (i)
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
      Section 4.4.  Rights To And With Respect to NonVoting Securities......26
      Section 4.5.  Assignment of Rights....................................26
      Section 4.6.  Termination.............................................26

ARTICLE V  MISCELLANEOUS PROVISIONS.........................................26
      Section 5.1.  Legend on Securities....................................26
      Section 5.2.  Definitions.............................................27
      Section 5.3.  Amendment and Waiver....................................29
      Section 5.4.  Notices.................................................30
      Section 5.5.  Headings................................................32
      Section 5.6.  Counterparts............................................32
      Section 5.7.  Remedies; Severability..................................32
      Section 5.8.  Entire Agreement; Successors and Assigns................32
      Section 5.9.  Adjustments, etc........................................33
      Section 5.10. Law Governing...........................................33
      Section 5.11. Severability............................................33






                                     (ii)
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                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


      This Amended and Restated Stockholders' Agreement (this "Agreement") is made as of this 9th day of October, 1997, by and among Affiliated Managers Group, Inc., a Delaware corporation (the "Company"), the persons and investment funds identified as Class C Investors on Schedule A hereto (the "Class C Investors"), the persons and investment funds identified as Class B Investors on Schedule A hereto (the "Class B Investors"), the persons and investment funds identified on Schedule A hereto as the Class A Investors (the "Class A Investors") and any individuals who may be identified as Management Investors on Schedule B hereto, from time to time (the "Management Investors"), (any Management Investors, Class A Investors, Class B Investors and Class C Investors being referred to herein collectively as the "Investors" and each individually as an "Investor"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in that certain Preferred Stock and Warrant Purchase Agreement dated as of August 15, 1997 by and among the Company and the Class C Investors, as in effect on the date hereof (the "Preferred Stock and Warrant Purchase Agreement").

                              W I T N E S S E T H

      WHEREAS, the Management Investors, the Class A Investors and the Class B Investors, being a majority in interest of each such group of Investors as defined in the Stockholders' Agreement dated November 7, 1995 (the "Existing Agreement"), desire and intend by this Agreement to amend and restate the Existing Agreement, and upon the effectiveness of this Agreement, the Existing Agreement shall be of no further force or effect;

      WHEREAS, the Management Investors hold of record shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock");

      WHEREAS, certain of the Management Investors and the other Class A Investors hold of record shares of the Class A Convertible Preferred Stock, par value $.01 per share, of the Company (the "Class A Preferred Stock");

      WHEREAS, the Class B Investors hold of record shares of the Company's Series B-1 Voting Convertible Preferred Stock, par value $.01 per share (the "Series B-1 Preferred Stock") and shares of the Company's Series B-2 Non-Voting Convertible Preferred Stock, par value $.01 per share (the "Series B-2 Preferred Stock" and, together with the shares of the Series B-1 Preferred Stock, the "Class B Preferred Shares");

      WHEREAS, the Class C Investors have agreed, pursuant to the terms of the Preferred Stock and Warrant Purchase Agreement, to acquire, as of the date hereof, an aggregate of (i) Five Thousand Three Hundred Thirty-Three (5,333) shares of the Company's Series C-2 Non-Voting

Convertible Preferred Stock, par value $.01 per share (the "Series C-2 Non-Voting Convertible Preferred Stock"; the Company's Series C-1 Voting Convertible Preferred Stock, par value $.01 per share (the "Series C-1 Preferred Stock"), together with such Series C-2 Non-Voting Preferred Stock, are herein collectively referred to as the "Class C Preferred Stock"; and the Class A Preferred Stock, Class B Preferred Shares and Class C Preferred Stock are sometimes collectively referred to herein as "Preferred Stock"); and

      WHEREAS, it is a condition to the obligations of the Class C Investors under the Preferred Stock and Warrant Purchase Agreement that the parties hereto enter into this Agreement on the terms set forth herein, and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I   ELECTION OF DIRECTORS OF THE COMPANY AND VOTING OF SHARES

      Section 1.1. Voting of Shares for Election of Directors of the Company.

                  (a) With respect to each election or removal of members of the Board of Directors of the Company (including, without limitation, the election or removal of any replacement members), whether at an annual or special meeting of stockholders or by written consent of stockholders, each of the Investors agrees to vote any shares of capital stock of the Company entitled to vote thereat and over which such Investor exercises voting control and to take such other action necessary so as to elect and thereafter continue in office as Directors of the Company, (i) subject to clause (b) below, one individual designated for such directorship by a Majority in Interest (as such term is defined below) of the Class C Investors (the "Class C Director"), (ii) one individual designated for such directorship by a Majority in Interest of the Class B Investors, who shall initially be W.W. Walker, Jr. (the "Class B Director"), and (iii) two individuals designated for such directorship by the Class A Investors which are TA Affiliates (as such term is defined in Section 2.1(f) hereof) who shall initially be P. Andrews McLane and Roger B. Kafker (the "Class A Directors"); provided, that at such time as TA Affiliates own or control less than fifty percent (50%) of the shares of Common Stock outstanding or issuable upon conversion of the Class B Common Stock, Class A Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock (after giving effect to the conversion of the shares of Class B Common Stock issuable upon such conversion) voting as a single class, there shall be only one (1) Class A Director who shall be designated by a Majority in Interest of the Class A Investors. For purposes of this Agreement, the term "Majority in Interest" shall mean (i) when used with respect to the Class A Investors, Investors holding a majority of the shares of Common Stock issued or issuable upon conversion of the Class A Preferred Stock,
      (ii) when used with respect to the Class B Investors, Investors holding



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      a majority of the shares of Common Stock issued or issuable upon conversion of the Series B-1 Preferred Stock and Series B-2 Preferred Stock (after giving effect to the conversion of the shares of Series B-1 Preferred Stock or Class B Common Stock issued or issuable upon such conversion), (iii) when used with respect to the Class C Investors, Investors holding a majority of the shares of Common Stock issued or issuable upon conversion of the Series C-1 Preferred Stock and Series C-2 Preferred Stock (in each applicable case after giving effect to the conversion of the shares of Series C-1 Preferred Stock or Class B Common Stock issued or issuable upon such conversion) and (iv) when used with respect to all Investors, Investors holding a majority of the shares of Common Stock including all shares of Common Stock issuable upon conversion of the Class B Common Stock, Class A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock (after giving effect to the conversion of the shares of Class B Common Stock issuable upon such conversion).

                  (b) Any provision of this Article I to the contrary notwithstanding, in the event that Chase Equity Associates, L.P., a California limited partnership ("CEA"), notifies the Company that a Regulatory Issue exists, the right of the Class C Investors to designate a Class C Director pursuant to clause (a) above shall be suspended and of no further force or effect until and unless CEA notifies the Company that CEA, after consultation with its counsel, has determined that such Regulatory Issue no longer exists; provided, however, that during any such period when the right of the Class C Investors to designate a Class C Director is suspended (a "Regulatory Suspension Period"), a Majority in Interest of the Class C Investors shall have the exclusive right to nominate an individual to fill any vacancy on the Board of Directors which would otherwise have been filled by the Class C Director. For purposes of this Agreement, a "Regulatory Issue" shall arise in the event CEA determines (in its sole discretion) that, as a result of the application of the Bank Holding Company Act of 1956, as amended, or any other Regulatory Requirement to CEA or any of its Affiliates, the Class C Investors are not able to exercise the right to designate the Class C Director pursuant to clause (a) above.

      Section 1.2. Vacancies. Each Investor agrees to vote his or its shares of capital stock in such manner as shall be necessary or appropriate so as to (a) ensure that any vacancy occurring for any reason in the Board of Directors of the Company that results in there not being a Class A Director shall be filled by an individual who is designated by a Majority in Interest of the Class A Investors which are TA Affiliates, (b) ensure that any vacancy occurring for any reason in the Board of Directors of the Company that results in there not being a Class B Director shall be filled by an individual who is designated by a Majority in Interest of the Class B Investors, (c) ensure that any vacancy occurring for any reason in the Board of Directors of the Company that results in there not being a Class C Director (other than by reason of the imposition of a Regulatory Suspension Period) shall be filled by an individual who is designated by a Majority in Interest of the Class C Investors and (d) otherwise cause the requirements described in Section 1.1 relating to the Class A Director, the Class B Director and the Class C Director, if any, and the



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composition of the Company's Board of Directors to be satisfied; provided, however, that in the event a Regulatory Suspension Period is in effect and the Class C Investors have nominated an individual to fill a vacancy on the Board of Directors which would otherwise have been filled by the Class C Director, an affirmative vote of a Majority in Interest of all Investors, voting as a single class, shall be required in order to elect such nominee to the Board of Directors.

      Section 1.3. Visitation Rights. The Company will provide to all Investors holding greater than (x) 7,000 shares (as appropriately adjusted for stock splits, stock dividends and the like) of Class A Preferred Stock, Series B-1 Preferred Stock or Series B-2 Preferred Stock or (y) 7,000 shares (as appropriately adjusted for stock splits, stock dividends and the like) of Class C Preferred Stock, copies of all notices of any meetings of the Board of Directors. Any Investor or group of Investors holding greater than (x) 7,000 shares (as appropriately adjusted for stock splits, stock dividends and the like) of Class A Preferred Stock, Series B-1 Preferred Stock or Series B-2 Preferred Stock or (y) 7,000 shares (as appropriately adjusted for stock splits, stock dividends and the like) of Class C Preferred Stock, is permitted to designate from time to time, by written notice to the Company, one person to attend meetings of the Board of Directors of the Company; provided, however, that the Company may exclude any such designee(s) from any meeting of the Board of Directors of the Company, if the Board of Directors, upon the advice of counsel, determines that such attendance could result in a waiver of privilege; provided, further, that any such exclusion shall be only to the extent required to avoid such waiver, as determined by the Board of Directors, upon the advice of counsel.

      Section 1.4. Voting of Shares. This Section shall apply to any matter requiring the approval of the stockholders of the Company if and only if (a)(i) the holders of Class B Common Stock shall be entitled to vote thereon as a separate class or collectively with any other class(es) under Delaware law and
(ii) such matter affects the rights of holders of Class B Common Stock in a manner that is not different from the holders of the Common Stock of the Company, or (b)(i)the holders of Series B-2 Preferred Stock or Series C-2 Preferred stock, as applicable, shall be entitled to vote thereon as a separate class or collectively with any other class(es) under Delaware law and (ii) such matter affects the rights of holders of Series B-2 Preferred Stock or Series C-2 Preferred Stock in a manner that is not different from the holders of the Series B-1 Preferred Stock, or Series C-1 Preferred Stock, respectively, of the Company (each such matters as to which this Section 1.4 applies being a "Covered Matter"). At any and all meetings (including all written actions in lieu of meetings) of stockholders of the Company at which any Covered Matter is to be submitted to the stockholders of the Company for their approval or disapproval, the Investors holding shares of Series B-2 Preferred Stock, Series C-2 Preferred Stock or Class B Common Stock (the "Shares") shall vote, whether in person or proxy, with respect to any and all Covered Matters described in clause (a) above, all Shares in the same manner and proportion as voted by the holders of Common Stock of the Company, and with respect to any and all Covered Matters described in clause (b) above, all Shares in the same manner and proportion as voted by the holders of Series B-1 Preferred Stock or Series C-1 Preferred Stock, as applicable, of the Company. The voting agreement contained in this
Section 1.4 is coupled with an interest



                                     -4-
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and may not be revoked or amended except by the mutual written consent of the
Company and (x) with respect to clause (a) above, the holders of a majority of the then outstanding shares of Series B-1 Preferred Stock, or Series C-1 Preferred Stock, as applicable, and then outstanding Common Stock, or (y) with respect to clause (b) above, the Investors holding a majority of the then outstanding shares of Series B-2 Preferred Stock or Series C-2 Preferred Stock, as applicable, and then outstanding Series B-1 Preferred Stock or Series C-1 Preferred Stock, as applicable.

      Section 1.5. Conversion of Class C Preferred Stock. The Company hereby covenants and agrees, for the benefit of the Holders of Class C Preferred Stock, that it will not consummate any Public Offering other than a Qualified Public Offering (as defined below) unless (i) such Public Offering would, but for the requirement of the Qualifying Price (as defined below), otherwise qualify as a Qualified Public Offering and (ii) on or prior to the consummation of such Public Offering (and as a condition precedent thereto), the Company shall have paid to each such holder of Class C Preferred Stock (determined, with respect to the Class C Warrants, on an as-if-exercised basis) a per share amount in cash equal to the difference between (x) the Qualifying Price then in effect less (y) the per share sale price to the public of the Common Stock sold in such Public Offering; provided, that, any term or provision of this Section 1.5 to the contrary notwithstanding, nothing herein shall alter or modify any term or provision of the Escrow Agreement (as defined below) or the payment or release of, or the conditions to or timing of any such payment or release, of all or any portion of the Escrow Fee (as defined below). For purposes of this Agreement, the terms "Qualified Public Offering," "Qualifying Price," "Escrow Agreement" and "Escrow Fee" each has the meaning provided in the Preferred Stock and Warrant Purchase Agreement.

      Section 1.6. Termination. This Article I (other than Sections 1.4 and 1.5 hereof) shall terminate upon the closing of a registered public offering of the Company's Common Stock (a "Public Offering"). Section 1.4 hereof shall remain in effect until there are no longer any shares of Series C-2 Preferred Stock, Series B-2 Preferred Stock or Class B Common Stock outstanding. Section 1.5 hereof shall remain in effect until there are no longer any shares of Class C Preferred Stock outstanding.

      Section 1.7. Rights of Warrant Holders Hereunder. Any term or provision hereof to the contrary notwithstanding, terms and provisions hereof relating to Warrants and Warrant Holders (each as defined below) shall have no force or effect until and unless the Warrants are released or available for release from escrow pursuant to Sections 4.01 and 4.02 of the Warrant Agreement (as defined in the Securities Purchase Agreement).





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ARTICLE II  RIGHTS AND OBLIGATIONS OF CO-SALE AND RESTRICTIONS ON
            TRANSFER

      Section 2.1. Co-Sale Rights With Respect to Shares of Class A Preferred Stock.

                  (a) If any Class A Investor (the "Originating Investor") desires to sell greater than ten percent (10%) in the aggregate of its shares of Class A Preferred Stock (including Common Stock issued upon the conversion thereof) (computed based on the number of shares of Class A Preferred Stock held by such Investor on the date hereof, as appropriately adjusted for stock splits, stock dividends and the like) pursuant to any offer or proposed offer (a "Transaction Offer") from any third party unaffiliated with such Class A Investor (the "Proposed Transferee"), such Class A Investor (the "Proposed Transferor") shall cause the Transaction Offer to be reduced to writing and shall notify the other Investors and, to the extent such Proposed Transferor has been provided by the Company with the names and addresses of the Warrant Holders (which the Company hereby agrees to so provide), each holder (each, a "Warrant Holder", and, collectively, the "Warrant Holders") of warrants, exercisable for the Company's Class B Common Stock (the "Warrants") issued pursuant to the Warrant Agreement (as defined in the Securities Purchase Agreement) in connection with the Securities Purchase Agreement, dated as of August 15, 1997, among the Company and CEA (the "Securities Purchase Agreement") in a writing signed by the Originating Investor and the Proposed Transferor (enclosing a copy of the Transaction Offer), of its wish to accept or effect the Transaction Offer and otherwise comply with the provisions of this Section 2.1 (such notice, the "Co-Sale Notice"). Such Co-Sale Notice shall contain (i) a statement of the number of shares of Class A Preferred Stock (and Common Stock issued upon conversion thereof) proposed to be sold, (ii) the name and address of the Proposed Transferee and (iii) the terms and conditions, including price, of the proposed sale and any other material facts relating to the proposed sale, and (iv) an irrevocable offer by the Proposed Transferee to purchase, for the same consideration and on the same terms offered by it to the Proposed Transferor, each Investor's or Warrant Holder's, as the case may be, Co-Sale Percentage. For purposes of this Agreement and with respect to each Transaction Offer, each Investor's or Warrant Holder's "Co-Sale Percentage" shall mean, in the case of the Investors, the number of shares of Preferred Stock (or shares of Common Stock or Class B Common Stock obtained upon the conversion thereof), or, in the case of the Warrant Holders, the number of Warrants (or shares of Class B Common Stock obtained upon the exercise thereof) (collectively, "Warrant Shares"), as is equal to the number of shares of "Common Stock Equivalents" (as such term is defined below) as are subject to the Transaction Offer multiplied by a fraction (A) the numerator of which is the number of shares of Common Stock Equivalents held (i) by such Investor in the form of Preferred Stock (or shares of Common Stock or Class B Common Stock obtained upon the conversion thereof) or (ii) by such Warrant Holder in the form of Warrant Shares, and (B) the denominator of which is the number of shares of Common Stock Equivalents held by all Investors in the form of

      Preferred Stock (or shares of Common Stock or Class B Common Stock obtained upon the conversion thereof) plus the number of shares of Common Stock Equivalents held by the Warrant Holders in the form of Warrant Shares. For purposes hereof, "Common Stock Equivalents" shall mean (i) with respect to the holdings of an Investor, the number of shares of Common Stock held by such Investor or issuable to such Investor upon conversion of the Class B Common Stock or Preferred Stock (after giving effect to the conversion of the shares of Class B Common Stock issued or issuable upon conversion of Series B-2 Preferred Stock and Series C-2 Preferred Stock) held by such Investor, (ii) with respect to the holdings of a Warrant Holder the number of shares of Class B Common Stock held by such Warrant Holder or issuable to such Warrant Holder upon exercise of the Warrants, and (iii) with respect to a Transaction Offer, the number of shares of Common Stock covered by such Transaction Offer, including Common Stock issued or issuable upon conversion of the Class A Preferred Stock covered by such Transaction Offer.

                  (b) Each of the Investors and Warrant Holders shall have the absolute right, severally but not jointly, to sell to the Proposed Transferee on the terms (including price) and conditions of the proposed sale as described in the Co-Sale Notice all or any portion of its shares of Preferred Stock or Warrant Shares, as applicable, up to a maximum number that is equal to its Co-Sale Percentage of the Transaction Offer. In the event that an Investor or Warrant Holder does not wish to sell all shares and/or Warrant Shares it is entitled to sell in accordance with the preceding sentence (such shares and Warrant Shares not being sold, the "Excess Shares"), then the right to sell the amount of any Excess Shares shall be allocated among the Investors and Warrant Holders who wish to sell more than their Co-Sale Percentage on a pro rata basis in accordance with their respective Co-Sale Percentages (unless otherwise agreed amongst themselves). Each Investor and each Warrant Holder who wishes to exercise all or any portion of its rights pursuant to this Section 2.1(b) (each a "Co-Selling Investor") shall give written notice to the Proposed Transferor to such effect within the later of (i) 20 days after the date on which the Proposed Transferor provided each Co-Selling Investor with a description of the principle economic terms of the Transaction Offer or
      (ii) ten (10) business days after the date of the delivery of the Co-Sale Notice, which written notice shall constitute an irrevocable written offer to sell such shares. Investors and Warrant Holders participating in the sale shall sell shares of Class A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock or Warrant Shares on the same terms (including price) and conditions as the Proposed Transferor sells shares of Class A Preferred Stock.

                  (c) Within two (2) business days after the date by which the Co-Selling Investors were required to notify the Proposed Transferor of their intent to exercise co-sale rights hereunder, the Proposed Transferor shall notify each Co-Selling Investor of the number of shares and/or Warrant Shares (expressed in Common Stock Equivalents) held by that Investor or Warrant Holder that will be included in the sale and the date on which the Transaction Offer will be consummated, which shall be no later than the later of (i) 30 days after the delivery of such notice by the Proposed Transferor and (ii) the satisfaction of all governmental approval requirements, if any.

                  (d) Each of the Co-Selling Investors may effect its participation in any Transaction Offer hereunder by delivery to the Proposed Transferee or to the Proposed Transferor for transfer to such Proposed Transferee, one or more instruments or certificates properly endorsed for transfer, representing the shares it elects to sell therein. At the time of consummation of the Transaction Offer, the Proposed Transferee shall remit directly to each Co-Selling Investor that portion of the sale proceeds to which each Co-Selling Investor is entitled by reason of its participation therein.

                  (e) In the event that the Transaction Offer is not consummated within the period required by Section 2.1(c) or the Proposed Transferee fails to remit timely to each Co-Selling Investor its portion of the sale proceeds, the Transaction Offer shall be deemed to lapse, and any Transfers of shares and, if applicable, Warrant Shares, pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement.

                  (f) The provisions of this Section 2.1 shall not apply to (i) any Transfer by a Class A Investor in connection with a transfer of shares pursuant to Section 2.2, 2.3, 2.4, 2.5 or 2.6, (ii) any Transfer by a Class A Investor to any entity that is an investment fund or other entity for which TA Associates, Inc. or any one or more of the stockholders of TA Associates, Inc., alone or with others, directly or indirectly through one or more intermediaries, serves as general partner or manager or in a like capacity ("TA Affiliates"), (iii) any Transfer by a Class A Investor to any Affiliate (as such term is defined below) of such Investor, (iv) any Transfer by a Management Investor to his or her spouse, parents, brothers, sisters, children (natural or adopted), stepchildren or grandchildren or a trust for their sole benefit (each a "Permitted Transferee"), or (v) Transfers pursuant to an effective registration statement filed under the Securities Act; provided, however, that except in the case of Transfers pursuant to clause (v) above, the transferee, other than transferees of the Warrant Holders, agrees in writing for the benefit of the other Investors and the Company to be bound by all of the provisions of this Agreement to the same extent as was the transferor prior to such Transfer; and provided, further, that any such transferee, other than transferees of the Warrant Holders, shall take all such shares and rights subject to all the provisions of this Agreement as if such shares were still held by the Investor who made the Transfer. For purposes of this Agreement, "Affiliate" shall mean, with respect to any person or entity (herein the "first party"), any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (a) vote 50% or more of the outstanding voting securities of such person or entity or (b) otherwise direct the management or policies of such person or entity by contract or otherwise.

      Section 2.2. Restrictions on Transfer of Shares of Class B Preferred
Stock.

                  (a) If any Class B Investor desires to sell any or all of its shares of Series B-1 Preferred Stock or Series B-2 Preferred Stock (or any Class B Common Stock or Common Stock issued (including upon the conversion of Class B Common Stock) upon the conversion thereof) pursuant to any bona fide offer or proposed offer (a "Class B Transaction Offer") from any third party unaffiliated with such Class B Investor (the "Proposed Class B Transferee") such Class B Investor (the "Proposed Class B Transferor") shall cause the Class B Transaction Offer to be reduced to writing and shall notify the Company, the other Investors and (to the extent such Proposed Class B Transferor has been provided by the Company with the names and addresses of the Warrant Holders, which the Company hereby agrees to so provide) the Warrant Holders in writing (enclosing a copy of the Class B Transaction Offer) of its wish to accept the Class B Transaction Offer and otherwise comply with the provisions of this Section
      2.2 (such notice, the "Class B Sale Notice"). Such Class B Sale Notice shall contain (i) a statement of the number of shares of Series B-1 Preferred Stock or Series B-2 Preferred Stock (or any Class B Common Stock or Common Stock issued (including upon the conversion of Class B Common Stock) upon the conversion thereof) proposed to be sold or otherwise transferred, (ii) the name and address of the Proposed Transferee, and
      (iii) the terms and conditions, including price, of the proposed sale and any other material facts relating to the proposed sale.

                  (b) No Class B Investor may sell or otherwise transfer shares of Series B-1 Preferred Stock or Series B-2 Preferred Stock other than pursuant to this Section 2.2 and with the affirmative vote or written consent of two-thirds (2/3) of the Company's Common Stock (treating all shares of Preferred Stock as if they had been converted into shares of Common Stock or Class B Common Stock, and all shares of Class B Common Stock as if they had been converted into shares of Common Stock).

                  (c) The provisions of this Section 2.2 shall not apply to any transfer (i) by a Class B Investor in connection with a transfer of shares pursuant to Section 2.1, 2.3, 2.4, 2.5 or 2.6, (ii) which is a TA Affiliate to any other TA Affiliate, (iii) to any Affiliate of such Investor, (iv) any Transfer by a Management Investor to a Permitted Transferee, or (v) Transfers pursuant to an effective registration statement filed under the Securities Act; provided, however, that except in the case of Transfers pursuant to clause (v) above, the transferee agrees in writing for the benefit of the other Investors and the Company to be bound by all of the provisions of this Agreement to the same extent as was the transferor prior to such Transfer; and provided, further, that any such transferee shall take all such shares and rights subject to all the provisions of this Agreement as if such shares were still held by the Investor who made the Transfer. All other proposed Transfers by any Class B Investor shall be subject to the provisions of this Section 2.2.

      Section 2.3. Restrictions on Transfer of Shares of Class C Preferred
Stock.

                  (a) If any Class C Investor desires to sell any or all of its shares of Series C-1 Preferred Stock or Series C-2 Preferred Stock (or any Class B Common Stock or Common Stock issued (including upon the conversion of Class B Common Stock) upon the conversion thereof) pursuant to any bona fide offer or proposed offer (a "Class C Transaction Offer") from any third party unaffiliated with such Class C Investor (the "Proposed Class C Transferee") such Class C Investor (the "Proposed Class C Transferor") shall cause the Class C Transaction Offer to be reduced to writing and shall notify the Company, the other Investors and (to the extent such Proposed Class C Transferor has been provided by the Company with the names and addresses of the Warrant Holders, which the Company hereby agrees to so provide) the Warrant Holders in writing (enclosing a copy of the Class C Transaction Offer) of its wish to accept the Class C Transaction Offer and otherwise comply with the provisions of this Section
      2.3 (such notice, the "Class C Sale Notice"). Such Class C Sale Notice shall contain (i) a statement of the number of shares of Series C-1 Preferred Stock or Series C-2 Preferred Stock (or any Class B Common Stock or Common Stock issued (including upon the conversion of Class B Common Stock) upon the conversion thereof) proposed to be sold or otherwise transferred, (ii) the name and address of the Proposed Transferee, and
      (iii) the terms and conditions, including price, of the proposed sale and any other material facts relating to the proposed sale.

                  (b) No Class C Investor may sell or otherwise transfer shares of Series C-1 Preferred Stock or Series C-2 Preferred Stock other than pursuant to this Section 2.3 and with the affirmative vote or written consent of two-thirds (2/3) of the Company's Common Stock (treating all shares of Preferred Stock as if they had been converted into shares of Common Stock or Class B Common Stock, and all shares of Class B Common Stock as if they had been converted into shares of Common Stock).

                  (c) The provisions of this Section 2.3 shall not apply to any transfer (i) by a Class C Investor in connection with a transfer of shares pursuant to Section 2.1, 2.2, 2.4, 2.5 or 2.6, (ii) subject to Section 2.7, by CEA of up to an aggregate amount of 25% of the Class C Preferred Stock purchased by it under the Preferred Stock and Warrant Purchase Agreement, so long as (x) such Class C Preferred Stock is sold to a transferee together with Bridge Notes (as defined in Preferred Stock and Warrant Purchase Agreement) and (y) such transfer has been consented to by the Company, such consent not to be unreasonably withheld or delayed; provided, that only one such transfer shall be permitted during the period commencing on the date hereof and ending 180 days after the

      Closing Date, (iii) to any Affiliate of a Class C Investor, (iv) any Transfer by a Management Investor to a Permitted Transferee, or (v) Transfers pursuant to an effective registration statement filed under the Securities Act; provided, however, that except in the case of Transfers pursuant to clause (v) above, the transferee agrees in writing for the benefit of the other Investors and the Company to be bound by all of the provisions of this Agreement to the same extent as was the transferor prior to such Transfer; and provided, further, that any such transferee shall take all such shares and rights subject to all the provisions of this Agreement as if such shares were still held by the Investor who made the Transfer. All other proposed Transfers by any Class C Investor shall be subject to the provisions of this Section 2.3.

      Section 2.4. Regulatory Requirements; Cessation of Direct Investment Program.

                  (a) Notwithstanding anything else set forth herein to the contrary, in the event of any reasonable determination in good faith by an Investor holding Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock or Class B Common Stock (in each case for purposes of this Section 2.4, "Regulated Stock") that, by reason of any existing or future Federal or state rule, regulation, guideline, order, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a "Regulatory Requirement"), such Investor is effectively restricted or prohibited from holding any of the shares of Regulated Stock then held by such Investor, the Company and the Investors shall use reasonable good faith efforts to take such action as they may determine is reasonably necessary and appropriate to permit such Investor to transfer its shares of Regulated Stock to comply with such Regulatory Requirement; provided, that the Company shall have the right to consent to any such transferee (which consent shall not be unreasonably withheld). All such actions shall be taken at the expense of such Investor holding Regulated Stock. Any such Investor shall give written notice to the Company and the other Investors of any reasonable determination by it hereunder and the transfer it believes may be necessary or appropriate to permit it to comply with such Regulatory Requirement.

                  (b) Notwithstanding anything else set forth herein to the contrary, in the event NationsBank's Leverage Capital Group or any successor or other group of NationsBank Corporation or its directly or indirectly wholly-owned subsidiaries engaging in substantially the same business cease making direct and mezzanine equity investments and make a determination to liquidate all their private equity positions that can be liquidated as set forth in a representation letter to the Company, then the Company and the Investors shall permit such Investor to transfer its shares of Series B-2 Preferred Stock or Class B Common Stock; provided, that the Company shall have the right to consent to any such transferee (which consent shall not be unreasonably withheld). All such actions shall be taken at the expense of such Investor holding Series B-2 Preferred Stock or Class B

      Common Stock. Any such Investor shall give written notice to the Company and the other Investors of any determination by it hereunder.

                  (c) Notwithstanding any provision of (a) above, if an Investor holding shares of Regulated Stock gives a notice under paragraph (a) hereof setting forth the transfer it believes may be necessary or appropriate to permit it to comply with such Regulatory Requirement, or, with respect to the Investors holding Series B-2 Preferred Stock or Class B Common Stock, under paragraph (b) hereof setting forth the representations set forth in such paragraph, in lieu of such Investor and the Company taking such action as may be set forth in paragraph (a) or
      (b), the Company shall have the option, at the determination of a majority of the members of its Board of Directors, to repurchase all the shares of Regulated Stock held by such Investor. At any time within fifteen (15) business days after the date of their receipt of the notice given pursuant to paragraph (a) or (b) above, the Company may indicate its interest in purchasing all the shares of Regulated Stock held by such Investor by giving written notice to such Investor (with copies to the other Investors). If the Company has indicated its interest in purchasing all the shares of Regulated Stock held by such Investor, then the Company shall have the right to purchase such capital stock for a period of one hundred twenty (120) days (or such longer period as may be required to obtain necessary regulatory approvals for closing the repurchase) (the "Interest Period"). During the Interest Period, the Company shall endeavor to obtain financing in amounts sufficient to provide for the purchase of the shares of Regulated Stock held by such Investor. If, at the end of the Interest Period, the Company has not been able to obtain financing in amounts sufficient to provide for the purchase of the shares of Regulated Stock held by such Investor, then such Investor shall have the right to sell such capital stock. Any such repurchase shall be based on the fair market value of such shares, as determined by an independent appraiser retained by the Company (who shall be reasonably satisfactory to the Investor holding the shares of Regulated Stock), which determination shall be final and binding on all parties. The cost of any such appraisal shall be borne one-half by the Company and one-half by such Investor.

      Section 2.5. Co-Sale Rights of Warrant Holders.

                  (a) If any Investor (the "Section 2.5 Originating Investor") desires to sell any of its Common Stock Equivalents (for purposes of this Section 2.5, "Section 2.5 Securities") pursuant to any offer or proposed offer not otherwise subject to Section 2.1 (a "Section 2.5 Transaction Offer") from any third party unaffiliated with such Investor (the "Proposed Section 2.5 Transferee"), the Section 2.5 Originating Investor shall cause the Section 2.5 Transaction Offer to be reduced to writing and shall notify the Warrant Holders (to the extent it has been provided by the Company with the names and addresses of the Warrant Holders, which the Company hereby agrees to so provide) in a writing signed by the Section
      2.5 Originating Investor and the Proposed Section 2.5 Transferee

      (enclosing a copy of the Section 2.5 Transaction Offer), of its wish to accept or effect the Section 2.5 Transaction Offer and otherwise comply with the provisions of this Section 2.5 (such notice, the "Section 2.5 Co-Sale Notice"). Such Section 2.5 Co-Sale Notice shall contain (i) a statement of the number of shares of Section 2.5 securities proposed to be sold, (ii) the name and address of the Proposed Section 2.5 Transferee, and (iii) the terms and conditions, including price, of the proposed sale and any other material facts relating to the proposed sale, and (iv) an irrevocable offer by the Proposed Section 2.5 Transferee to purchase, for the Section 2.5 Terms (as defined below), each Warrant Holder's Co-Sale Percentage. For purposes of this Agreement and with respect to each
      Section 2.5 Transaction Offer, (x) each Warrant Holder's "Section 2.5 Co-Sale Percentage" shall mean a number of Warrants (or shares of Class B Common Stock obtained upon the exercise thereof), as is equal to the number of shares of Section 2.5 Stock Equivalents (as such term is defined below) as are subject to the Section 2.5 Transaction Offer multiplied by a fraction (A) the numerator of which is the number of shares of Common Stock Equivalents held by such Warrant Holder in the form of Warrants (or shares of Class B Common Stock obtained upon the exercise thereof) and (B) the denominator of which is the number of shares of Common Stock Equivalents held by such Warrant Holder and each other Warrant Holder which will also participate in such Section 2.5 Transaction Offer in the form of Warrants (or shares of Class B Common Stock obtained upon the exercise thereof) plus the number of shares of Common Stock Equivalents held by the Section 2.5 Originating Investor in the form of Section 2.5 Securities, (y) "Section 2.5 Stock Equivalents" shall mean (i) with respect to the holdings of a Warrant Holder, the number of shares of Class B Common Stock held by such Warrant Holder or issuable to such Warrant Holder upon exercise of the Warrants and (ii) with respect to a Section
      2.5 Transaction Offer, the number of shares of Section 2.5 Securities covered by such Section 2.5 Transaction Offer and (z) "Section 2.5 Terms" shall mean, with respect to any Section 2.5 Transaction Offer, the same terms and conditions as are offered by the Proposed Section 2.5 Transferee to the Section 2.5 Originating Investor in connection with such offer, except that the price for any Section 2.5 Equivalents proposed to be sold by any Warrant Holder to such Section 2.5 Transferee in connection with such Section 2.5 Transaction Offer shall be the fair market value therefor as determined pursuant to an appraisal conducted by an investment banking firm which shall be selected and paid for by the Company; provided that such investment banking firm shall be reasonably acceptable to the Section
      2.5 Originating Investor and a majority in interest of all such selling Warrant Holders.

                  (b) Each of the Warrant Holders shall have the absolute right, severally but not jointly, to sell to the Proposed Section 2.5 Transferee on the terms (including price) and conditions of the proposed sale as described in the Section 2.5 Co-Sale Notice all or any portion of its Warrants (or Class B Common Stock issued upon exercise thereof) up to a maximum number that is equal to its Section 2.5 Co-Sale Percentage of the
      Section 2.5 Transaction Offer. In the event that a Warrant Holder does not wish to sell all shares or warrants it is entitled to sell in accordance with the preceding sentence (such shares and/or warrants not being sold, the "Excess Section 2.5 Shares"), then the right to sell the amount of any Excess Section 2.5 Shares shall be allocated among the Warrant Holders who wish to sell more than their Section 2.5 Co-Sale Percentage on a pro rata basis in accordance with their respective
      Section 2.5 Co-Sale Percentages (unless otherwise agreed amongst themselves). Each Warrant Holder who wishes to exercise all or any portion of its rights pursuant to this Section 2.5(b) (a "Co-Selling Warrant Holder") shall give written notice to the Proposed Section 2.5 Transferor to such effect within the later of (i) 20 days after the date on which the Proposed Section 2.5 Transferor provided each Co-Selling Warrant Holder with a description of the principle economic terms of the Section 2.5 Transaction Offer or (ii) ten (10) business days after the date of the delivery of the Section 2.5 Co-Sale Notice, which written notice shall constitute an irrevocable written offer to sell such shares. Warrant Holders participating in the sale shall sell Warrants (or shares of Class B Common Stock issuable upon exercise thereof), on the same terms (including price) and conditions as the Proposed Section 2.5 Transferor sells shares of Common Stock (or other security) Section 2.5 Securities.

                  (c) Within two (2) business days after the date by which the Co-Selling Warrant Holders were required to notify the Proposed Common Stock Transferor of their intent to exercise co-sale rights hereunder, the Proposed Section 2.5 Transferor shall notify each Co-Selling Warrant Holder of the number of shares (expressed in Section 2.5 Stock Equivalents) held by that Investor that will be included in the sale and the date on which the Section 2.5 Transaction Offer will be consummated, which shall be no later than the later of (i) 30 days after the delivery of such notice by the Proposed Section 2.5 Transferor and (ii) the satisfaction of all governmental approval requirements, if any.

                  (d) Each of the Co-Selling Warrant Holders may effect its participation in any Section 2.5 Transaction Offer hereunder by delivery to the Proposed Section 2.5 Transferee or to the Section 2.5 Originating Investor for transfer to such Proposed Section 2.5 Transferee, one or more instruments or certificates properly endorsed for transfer, representing the shares or Warrants it elects to sell therein. At the time of consummation of the Section 2.5 Transaction Offer, the Proposed Section
      2.5 Transferee shall remit directly to each Co-Selling Warrant Holder that portion of the sale proceeds to which each Co-Selling Warrant Holder is entitled by reason of its participation therein.

                  (e) In the event that the Section 2.5 Transaction Offer is not consummated within the period required by Section 2.5(c) or the Proposed
      Section 2.5 Transferee fails to remit timely to each Co-Selling Warrant Holder its portion of the sale proceeds, the Section 2.5 Transaction Offer shall be deemed to lapse, and any Transfers of shares pursuant to such
      Section 2.5 Transaction Offer shall be deemed to be in violation of the provisions of this Agreement.

                  (f) The provisions of this Section 2.5 shall not apply to any Transfer by any Investor (i) pursuant to an effective registration statement filed under the Securities Act, (ii) to an individual or entity which would constitute an Affiliate or Permitted Transferee of such Investor or (iii) pursuant to Section 2.4, 2.6 or 2.7.

      Section 2.6. Sale of the Company. In the event of any proposed sale of or agreement to sell (whether for cash, securities or other property and whether by transfer, merger, consolidation or reorganization), in a single transaction or series of related transactions, an amount of securities equal to or greater than fifty-one percent of the outstanding shares of capital stock of the Company (determined for all purposes under this Section 2.6 on a fully diluted basis, but excluding any securities not convertible into, exchangeable for or exercisable for common equity securities and excluding any unvested options) in a bona fide negotiated transaction(s) (the "Sale of the Company") with an unaffiliated third party or parties (such unaffiliated third party or parties being referred to herein as the "Buying Group"), the Investor(s) proposing to sell such shares (the "Selling Group") shall have the option to cause the purchase of (pursuant to the same terms and conditions (including price) upon which the Selling Group is to sell its shares), all (but not less than all) the shares of Investors who are not members of the Selling Group (such other Investors being referred to as the "Other Stockholders"), all in accordance with the following provisions, provided that each member of the Selling Group sells all (but not less than all) of its shares pursuant to the same terms; and, provided, further, that the proceeds received in respect of each of the Class B Preferred Shares is equal to or greater than the then applicable Class B Qualifying Price (as such term is defined in the Company's Amended and Restated Certificate of Incorporation) and that the proceeds received in respect of each share of the Class C Preferred Stock is equal to or greater than the then applicable Qualifying Price. If at the time of the Sale of the Company any Investor holds convertible securities, warrants, options and/or similar rights, the Selling Group may cause the sale of such convertible securities, warrants, options or similar rights constituting shares (or the Other Stockholders may exercise their rights under such shares with the Company and receive other securities which the Selling Group may cause to be included in the Sale of the Company) pursuant to this Section 2.6 (it being the intent that in connection with the Sale of the Company, the Other Stockholders be paid an amount (minus any applicable exercise or strike price with respect to any warrant or option) for such shares as they otherwise would have been paid if such shares had been converted into or exercised for such shares at the time of the Sale of the Company). Not less than 30 days prior to the date proposed for the consummation of a Sale of the Company (the "Consummation Date"), the Selling Group shall give written notice to the Other Stockholders setting forth in reasonable detail the name or names of the Buying Group, the terms and conditions (including price) of the Sale of Company and the Consummation Date. If the Selling Group elects to cause the purchase of all shares owned by the Other Stockholders, the notice shall so state. If the Selling Group exercises such option, the Other Stockholders shall, at the time of the consummation of the Sale of the Company, sell all shares owned by them to the Buying Group, upon the same terms and conditions (including price) as those of the Sale of the Company (minus any exercise or strike price with respect to any warrant or option). Each Other Stockholder hereby agrees to execute and deliver such instruments of conveyance and transfer and take such other action as the Selling Group or the Buying Group may reasonably require to carry out the terms and provisions of this Section 2.6; provided, however, that such Other Stockholder shall not be required to make any representations or warranties other than that such Other Stockholder has good and valid title to such Other Stockholder's Shares, free and clear of liens, claims, encumbrances and restrictions of any kind.

      Section 2.7. Right of First Offer.

                  (a) In the event CEA shall desire to effect any transfer pursuant to Section 2.3(c)(ii) hereof, then CEA shall deliver to NationsBanc Investment Corporation ("NationsBanc") written notice of CEA's desire to effect such transfer (any such notice delivered hereunder being a "CEA Notice of Intention"), accompanied by a copy of a proposal relating to such transfer (the "CEA Transfer Proposal"), setting forth CEA's desire to effect such transfer (which shall be for cash only), the amount and type of securities proposed to be sold (any such securities proposed to be sold under this Section 2.7. being, collectively, the "CEA Offered Securities") and the price at which CEA proposes to sell the CEA Offered Securities (the "CEA First Offer Price"), together with any other material terms reasonably applicable to such CEA Transfer Proposal.

                  (b) Upon receipt of a CEA Notice of Intention, NationsBanc shall then have the right to purchase at the CEA First Offer Price and on the other terms specified in the CEA Transfer Proposal all of the CEA Offered Securities. The rights of NationsBanc pursuant hereto shall be exercisable by the delivery of notice to CEA (any such notice delivered pursuant to this Section 5.7 being a "CEA Notice of Exercise") within 5 business days from the date of delivery of the CEA Notice of Intention. Such CEA Notice of Exercise shall confirm NationsBanc's acceptance of the terms and conditions of the transfer proposal. The rights of NationsBanc pursuant to such CEA Transfer Proposal shall terminate if unexercised within five business days following delivery of such CEA Notice of Intention.

                  (c) In the event that NationsBanc exercises its rights to purchase all of the Offered Securities in accordance with clause (b) above, then NationsBanc must purchase the Offered Securities from CEA within 5 business days from the date of delivery of the CEA Notice of Exercise relating thereto.

                  (d) For purposes of this Section 2.7, in the event NationsBanc fails to timely deliver a CEA Notice of Exercise on or before the fifth business day following delivery of a CEA Notice of Intention hereunder it shall be deemed to have irrevocably waived its rights under this Section
      2.7 with respect to the CEA Offered Securities specified in such CEA Notice of Intention.

                  (e) If all notices required to be given pursuant to clause (a) above have been duly given and NationsBanc does not exercise its option to purchase all of the CEA Offered Securities for cash, then CEA shall have the right for a period of one year from the earlier of (i) the expiration of the option period with respect to a CEA Transfer Proposal and (ii) the date on which CEA received notice from NationsBanc that it will not exercise the options granted pursuant to this Section 2.7, to sell the CEA Offered Securities at a price of not less than 95% of the CEA First Offer Price, and otherwise on substantially the same terms specified in the CEA Transfer Proposal.

                  (f) Notwithstanding anything to the contrary in this Agreement, the rights and related obligations under this Section 2.7 shall apply solely to a proposed transfer by CEA pursuant to Section 2.3(c)(ii) hereof and such rights and related obligations may not be transferred or assigned by any party.

      Section 2.8. Enforcement. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company and the other Investors (and their transferees) shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any Transferee pursuant to any Transfer that is made or attempted contrary to the provisions of this Agreement as one of its stockholders for any purpose.

      Section 2.9. Termination. Notwithstanding anything herein to the contrary, the provisions of this Article II shall terminate immediately prior to the closing of a Public Offering.

ARTICLE III  REGISTRATION RIGHTS

      Section 3.1. "Piggy-Back" Registrations.

                  (a) If at any time or times after the date hereof, the Company shall determine or be required to register any shares of its capital stock or securities convertible into capital stock under the Securities Act (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by shareholders of the Company (a "secondary offering") or both), including without limitation any registration pursuant to Section 3.2 hereof, the Company will promptly give written notice thereof to each holder of Registrable Securities (as hereinafter defined in Section 3.3 below) then outstanding (the "Holders"). If within 21 days after their receipt of such notice one or more Holders of Registrable Securities request the inclusion of some or all of the Registrable Securities owned by them in such registration, the Company will endeavor to effect the registration under the Securities Act of all Registrable Securities which such Holders may request in a writing delivered to the Company within 21 days after the notice given by the Company; provided, that (i) the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3.1, without obligation to the Holders, (ii) for purposes of the notice requirement set forth above, each Holder who received notice under the Existing Agreement shall be deemed to have received notice under this Agreement as of the date on which the notice under the Existing Agreement was deemed to have been given and (iii) in the case of the Company's initial Public Offering (and solely in the case of such initial Public Offering), so long as such Public Offering occurs on or before December 15, 1997, any term or provision hereof to the contrary notwithstanding, the Holders of Registrable Securities shall have 3 business days after receipt of the notice from the Company referred to above to request inclusion of some or all of such Registrable Securities in the registration of such initial Public Offering. In the case of the registration of shares of capital stock by the Company in connection with any underwritten public offering, if the managing underwriter(s) determines that marketing factors require a limitation on the number of Registrable Securities to be offered, the Company shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of shares of the capital stock which the managing underwriter(s) of such underwritten offering shall agree to include in such offering. If any limitation of the number of shares of capital stock to be registered by the Holders is required pursuant to this Section 3.1, then the Company shall, in the following order of priority, exclude from such underwriting
      (i) first, the maximum number of shares of such capital stock (exclusive however, in the case of a primary offering of the Company, all authorized but unissued shares of common stock of the Company or shares of common stock held by the Company in its treasury or any capital stock or Common Stock Equivalents described in clauses (ii) or (iii) below) as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering, (ii) then, the minimum number of Registerable Securities held by Investors as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering (any such exclusion to be pro rata among the Investors, on the basis of the Common Stock Equivalents held by each such Investor) and (iii) thereafter, the minimum number of securities held by the Warrant Holders and each other Person with "piggy-back" or similar registration rights under Section 13 of that certain Stock Purchase and Equityholders' Agreement, dated May 3, 1994, by and among the Company, JMH Management Corporation and certain other parties thereto, as in effect as of August 15, 1997, as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering, such exclusion to be pro rata among the Warrant Holders and such other Persons). The Company will not grant any rights relating to the "piggy-back" registration of its capital stock which are superior to the rights granted to the Investors in this Section 3.1 other than those which have been granted to the Warrant Holders as of the date hereof. The provisions of this Section 3.1 will not apply to (i) a registration on Form S-8 or Form S-4, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of any other corporation or other entity, (ii) a registration effected solely to implement an employee benefit plan, or (iii) a transaction to which Rule 145 or any other similar rule of the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act is applicable.

                  (b) In connection with any registration under this Section 3.1 involving an underwriting, the Company shall not be required to include any Registrable Securities in such registration unless the Registered Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, so long as such terms are customary with respect to the obligations and liabilities of selling stockholders.

      Section 3.2. Required Registrations. If, at any time after the Company's initial public offering of securities pursuant to a registration statement filed with the SEC under the Securities Act, Investors notify the Company in writing that they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities (but in any event, Registrable Securities having an aggregate proposed offering price of not less than $7,500,000 in the case of a registration on Form S-1 and not less than $3,000,000 in the case of a registration on Form S-3), the Company will notify all the Holders of Registrable Securities who would be entitled to notice of a proposed registration under Section 3.1 above of its receipt of such notification from such Investors. Upon the written request of any such Holder delivered to the Company within 21 days after delivery by the Company of such notification, the Company will either (i) elect to make a primary offering in which case the rights of such Holders shall be as set forth in Section 3.1 above (except that the Company shall not be permitted to limit the number of shares which may be registered by any Investor), or (ii) use its best efforts to cause such of the Registrable Securities as may be requested by any Holders to be registered under the Securities Act in accordance with the terms of this Section
3.2. The Company shall in no event be obligated to effect under this Section 3.2
(a) more than three registrations, (b) more than two registrations in any twelve
(12) month period, or (c) any registration on Form S-1 when the Company is eligible to use Form S-3 with respect to the relevant offering. At all times after the completion of the Company's initial public offering, the Company shall use its best efforts to ensure the Company's eligibility for registration on Form S-3, including the filing of any reports with the Securities and Exchange Commission required by Form S-3. The Company may postpone the filing of any registration statement required hereunder up to four (4) times during any twelve
(12) month period for a reasonable period of time not to exceed sixty (60) days with respect to each such time (i.e., up to an aggregate of 240 days in any twelve (12) month period) if the Company has been advised by legal counsel reasonably acceptable to the Investors (it being agreed that Goodwin, Procter & Hoar LLP shall be acceptable for this purpose) that such filing would require a special audit or the disclosure of a material transaction or other matter and the Company determines reasonably and in good faith that such disclosure would result in a material detriment to the Company; provided, however, that if (x) the Company has postponed the filing of registration statements requested hereunder four (4) times during a twelve (12) month period and (y) thereafter during such twelve (12) month period, a request for the filing of a registration statement is received hereunder, the Company may not postpone the filing of such registration statement even if the date of the filing of such registration statement then falls in a new twelve (12) month period. The Company shall not be required to file or cause a registration statement requested pursuant to this Section 3.2 to become effective prior to 180 days following the effective date of a registration statement initiated by the Company, if the request for registration has been received by the Company subsequent to the commencement by the Company of preparation of, or Board approval for the filing of, a registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the SEC under the Securities Act is applicable).

      Section 3.3. Registrable Securities. For the purposes of this Section 3, the term "Registrable Securities" shall mean any Common Stock including any Common Stock issued or issuable upon conversion of Class A Preferred Stock, or Series B-1 Preferred Stock or Series C-1 Preferred Stock and any Common Stock issued or issuable upon conversion of Class B Common Stock which is itself issued or issuable upon conversion of Series B-2 Preferred Stock or Series C-2 Preferred Stock; provided, however, that shares of Common Stock (or securities convertible into Common Stock) which are Registrable Securities shall cease to be Registrable Securities upon any sale pursuant to a registration statement or Rule 144 under the Securities Act.

      Section 3.4. Further Obligations of the Company. Whenever the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

                  (a) Pay all expenses of such registrations and offerings (exclusive of underwriting discounts and commissions) and the reasonable fees and expenses of not more than one independent counsel for the Holders reasonably satisfactory to the Investors.

                  (b) Use its best efforts diligently to prepare and file with the SEC a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective, in case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the sale of all Registrable Securities covered thereby. The Company shall promptly notify in writing each Holder participating in the offering of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (including the Company becoming engaged in business activities, negotiations or transactions not disclosed in the registration statement or prospectus which in the opinion of the Company's counsel would be required to be disclosed therein) (a "Suspension Notice"). Immediately upon receipt of a Suspension Notice, the Holders shall discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until (i) such Holder's receipt of copies of a supplement or amendment to such prospectus such that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or
      (ii) such Holder is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. In the event that the Company shall give any Suspension Notice, the Company shall use commercially reasonable efforts, under the circumstances, and take such actions as are reasonably necessary, consistent with the Company's interests, to render the Advice and resume the use of the prospectus as promptly as practicable.

                  (c) Use its best efforts to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering;

                  (d) Furnish to each selling Holder such reasonable number of copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of its Registrable Securities;

                  (e) In the case of an underwritten public offering, enter into an underwriting agreement with the underwriters thereof on any customary terms;

                  (f) Use commercially reasonable efforts to register or qualify the securities covered by said registration statement under the securities or "blue sky" laws of such jurisdictions as any selling Holder may reasonably request; provided, that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business therein or consent to service of process;

                  (g) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or quoted (or, in the case of the Company's initial public offering, such exchange or quotation system as the Company may determine);

                  (h) Otherwise use its best efforts to comply in all material respects with the securities laws of the United States and all applicable rules and regulations of the SEC and comparable governmental agencies in other applicable jurisdictions; and

                  (i) Obtain and furnish to each selling Holder, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), such negative assurances or agreed upon procedures reports from the Company's independent public accountants as and to the extent that (i) the same may be available to the Holders of Registrable Securities under then outstanding statements and pronouncements of the Auditing Standards Board or other similar accounting industry bodies, and (ii) the holders of a majority of the Registrable Securities being sold reasonably request.

      Section  3.5. Indemnification; Contribution.

                  (a) Incident to any registration statement referred to in this
      Article III, and subject to applicable law, the Company will indemnify and hold harmless each underwriter, each Holder of Registrable Securities who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners and containing in like fashion until individuals are reached), and directors, officers, employees and agents of any of them, a "Selling Holder"), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act") (a "Controlling Person"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of such underwriter, Selling Holder or Controlling Person expressly for use in such registration statement. Solely with respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by or on behalf of such Selling Holder expressly for use in such registration statement, such Selling Holder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), each other Holder of Registrable Securities (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees and agents of any of them) so registered, and each person who controls any of them within the meaning of
      Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Selling Holder for indemnification under this Section 3.5(a) in its capacity as such (and not in its capacity as an officer or director of the Company) exceed the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Selling Holder or (ii) the proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement.

                  (b) If the indemnification provided for in Section 3.5(a) above for any reason is held (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right to appeal) to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this
      Section 3.5, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the other Selling Holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.5(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Holder be required to contribute any amount under this Section 3.5(b) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which is being sold by such Selling Holder or
      (ii) the proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (c) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 3.5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The indemnification and contribution provided for in this Section 3.5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

                  (d) Each party entitled to indemnification under this Section
      3.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.5, except to the extent the Indemnifying Party is prejudiced in its ability to defend such action, and shall not relieve the Indemnifying Party of any liability that it may have otherwise than under this Section 3.5. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the plaintiff or claimant to such Indemnified Party of a release from all liability in respect to such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle any such claim or litigation for which indemnification is sought or would be available hereunder, without the prior written consent of the Indemnifying Party.

      Section 3.6. Rule 144 and Rule 144A Requirements; Stand-Off. In the event that the Company becomes subject to Section 13 or Section 15(d) of the Exchange Act, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor or similar exemptive rules hereafter in effect). Each Holder agrees not to sell or otherwise transfer or dispose, and to cause each transferee of such Holder not to dispose of any securities of the Company for such period as may be agreed to by the Company and the managing underwriter(s) of such offering, following the effective date of any registration statement of the Company.

      Section 3.7. Transfer of Registration Rights. The registration rights and related obligations under this Article III of the Investors with respect to their Registrable Securities may be assigned only to any permitted transferee of Registrable Securities held by them, and upon such transfer the relevant transferee shall be deemed to be included within the definition of a "Investor," and a "Holder" for purposes of, and shall be subject to and bound by, this
Article III to the same extent as the relevant transferor. The relevant transferor shall notify the Company and the other Investors at the time of such transfer.

      Section 3.8. Information by Holders. Each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and shall be required in connection with any registration, qualification or compliance with respect to this Article III.


ARTICLE IV  RIGHTS TO PURCHASE STOCK

      Section 4.1. Right to Purchase. The Company hereby grants to each Investor (herein a "New Stock Investor"), the right, after the Closing Date, from time to time, to purchase such quantity of any class or classes of New Stock (as defined below) that the Company may, from time to time, propose to sell and issue to any Person as shall be equal to such New Stock Investor's Protected Number (as defined below); provided, however, that each New Stock Investor's participation shall be contingent upon a purchase of its pro rata share of the entire package of New Stock and other securities proposed to be sold and issued by the Company on the same terms as the other purchasers (e.g., if the Company offers units of Common Stock and notes, an Investor may not purchase Common Stock unless such Investor also purchases the related amount of notes and supplies the same representations, warranties and guaranties as the other purchasers).

      Section 4.2. Procedure. Prior to the issuance of New Stock, the Company shall give each New Stock Investor prompt written notice of such proposed sale of New Stock, describing the amount, type and class of New Stock and the price and the other terms upon which the

Company proposes to issue the same (the "New Stock Offer"). Each New Stock Investor shall have 30 days from the effective date of delivery of any such written notice to agree to exercise its purchase right hereunder for the price and upon the terms specified in the New Stock Offer by giving written notice to the Company and stating therein the maximum quantity of each class of New Stock that such New Stock Investor is willing to purchase. In the event any New Stock Investor fails to exercise the right granted herein within said 30-day period, the right of said New Stock Investor to exercise its purchase right shall expire with respect to that issuance of New Stock. To the extent one or more New Stock Investors elect not to purchase the full amount of New Stock they are entitled to purchase pursuant to this Article IV, the other participating New Stock Investors' rights to purchase (i) New Stock pursuant to this Article IV shall be increased proportionately to their Protected Numbers, up to the maximum quantity of each class of New Stock set forth in their respective notices to the Company; provided, however, that purchasing TA Affiliates shall have the first right to purchase New Stock in place of non-purchasing TA Affiliates. The closing of the purchase of New Stock by the New Stock Investors shall take place within 30 days after the expiration of said 30-day period. The Company shall have 180 days from the closing of the purchase of New Stock by the New Stock Investors to sell the unsold portion of the New Stock to other purchasers, but only upon terms and conditions that are in all material respects no more favorable to such purchasers or less favorable to the Company than those set forth in the New Stock Offer. In the event that the sale of the unsold portion of New Stock is not consummated within such 180-day period, the Company's right to sell such unsold New Stock shall be deemed to lapse, and any sales of New Stock without additional notice to the New Stock Investors as provided in the first sentence of this Section 4.2 shall be deemed to be in violation of the provisions of this Agreement.

      Section 4.3. Definitions.  For purposes of this Article IV,

                  (a) "New Stock" means any equity securities of the Company, any warrants, options or rights to purchase equity securities of the Company and any securities of any type that are convertible into or exchangeable for equity securities of the Company, in each case issued after the Closing Date; provided, however, that "New Stock" does not include: (i) securities issued pursuant to the Preferred Stock and Warrant Purchase Agreement or securities issued upon the conversion of Preferred Stock or Class B Common Stock (and the issuance of Class B Common Stock pursuant to Section 5(b) of Part A of the Company's Amended and Restated Certificate of Incorporation), (ii) securities issued pursuant to the Securities Purchase Agreement or securities issued upon exercise of the Warrants, (iii) securities issued in connection with an investment by the Company, or any of its subsidiaries, directly or indirectly, in another entity or any similar transaction (whether effected by an asset purchase, stock purchase or other equity interest purchase, merger or otherwise, including, without limitation, in connection with any investment in Geo Capital Corporation or any successor thereto), (iv) securities (up to an aggregate of 4,477 shares of Series B-1 Preferred Stock (as appropriately adjusted for stock splits, stock dividend, and the like) issued as contemplated by Section 2.3 of that certain Preferred

      Stock and Warrant Purchase Agreement, dated as of November 7, 1995, among the Company and the purchasers party thereto (and shares of Common Stock issued upon the conversion thereof), (v) securities (up to an aggregate of 8,500 shares of Common Stock, as appropriately adjusted for stock splits, stock dividends and the like) issued, or options or rights to purchase such securities granted, to employees, consultants, agents, officers or directors of the Company or of any Affiliate of the Company pursuant to any stock option plan, stock purchase plan, stock bonus arrangement, employment or consulting agreement or the like adopted or approved by the Board of Directors of the Company, (vi) common equity securities issued in connection with any public offering, (vii) securities issued pursuant to the exercise of warrants, options or other rights or upon conversion of securities, as to which (A) New Stock Investors had the opportunity by virtue of their rights pursuant to this Article IV to buy the warrant, option, right or convertible security pursuant to which the securities are being issued, (B) New Stock Investors did not have the opportunity to buy by virtue of an exclusion of such warrant, option, right or convertible security from this definition of New Stock or (C) the warrant, option, right or convertible security was outstanding on the date hereof, (viii) any securities issued by the Company pursuant to a merger, sale or similar transaction, and (ix) securities issued as a result of any stock split, stock dividend, reclassification or reorganization of the Company's equity securities, distributable on a pro rata basis to all holders of common equity securities (or securities convertible into common equity securities, but excluding warrants, options and similar rights).

                  (b) A New Stock Investor's "Protected Number" is the number of units of New Stock equal to (i) the total number of units of New Stock to be issued by the Company pursuant to the New Stock Offer, multiplied by
      (ii) the ratio, as of the date of any notice issued pursuant to Section 4.2, of (i) the total number of shares of Common Stock Equivalents then held by such Investor to (ii) the total number of shares of Common Stock then outstanding or issuable upon conversion of any convertible securities or exercise of any warrants, vested options or subscription rights then outstanding.

      Section 4.4. Rights To And With Respect to Non-Voting Securities. Notwithstanding any provision of this Article IV to the contrary, if the New Stock includes any Common Stock (or rights to acquire such stock) or any other security carrying voting rights (as set forth in the charter documents of the Company as amended to provide for such class of security) (a "New Voting Security"), and an Investor holding Series B-2 Preferred Stock, Series C-2 Preferred Stock and/or Class B Common Stock seeks to exercise its rights pursuant to this Article IV, then such Investor shall be entitled to exercise such rights with respect to shares of Class B Common Stock (or rights to acquire such stock) as if such Class B Common Stock were Common Stock and, if the New Stock includes a New Voting Security, then such Investor shall be entitled to exercise such rights with respect to a security which is identical to the New Voting Security except that it does not carry the voting rights referred to above.

      Section 4.5. Assignment of Rights. Each Investor may assign its rights under this Article IV pro-rata to any transferee of shares of Class A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series C-1 Preferred Stock or Series C-2 Preferred Stock (or Common Stock or Class B Common Stock issued upon the conversion thereof), as applicable, but to no other Persons. The relevant Investor shall notify the Company and the other Investors at the time of such Transfer.

      Section 4.6. Termination. Notwithstanding anything herein to the contrary, the provisions of this Article IV shall terminate immediately prior to the closing of a Qualified Public Offering.


ARTICLE V  MISCELLANEOUS PROVISIONS

      Section 5.1. Legend on Securities. The Company and the Investors acknowledge and agree that one or more legends including the following shall be typed on each certificate evidencing any of the securities covered hereby or held at any time by any of the Investors:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT OR (2) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES. THESE SECURITIES ARE SUBJECT TO THE PROVISIONS OF A CERTAIN AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, DATED AS OF OCTOBER 9, 1997, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

      THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. THE COMPANY WILL FURNISH TO EACH STOCKHOLDER WHO SO REQUESTS A COPY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE RIGHTS AND LIMITATIONS OF EACH OUTSTANDING CLASS OF STOCK OF THE COMPANY.

      Section 5.2. Definitions. The following terms are defined within this Agreement.

            Defined Term                        Section
            ------------                        -------

            Advice                              3.4(b)

            Affiliate                           2.1(f)
            Agreement                           Preamble
            Buying Group                        2.6
            CEA                                 1.2(a)
            CEA Notice of Intention             2.7
            CEA Transfer Proposal               2.7
            CEA Offered Securities              2.7
            CEA First Offer Price               2.7
            CEA Notice of Exercise              2.7
            Class A Directors                   1.1
            Class A Investors                   Preamble
            Class A Preferred Stock             3rd Recital
            Class B Director                    1.1
            Class B Investors                   Preamble
            Class B Preferred Shares            4th Recital
            Class B Sale Notice                 2.2(a)
            Class B Transaction Offer           2.2(a)
            Class C Director                    1.1
            Class C Investors                   Preamble
            Class C Preferred Stock             5th Recital
            Class C Sale Notice                 2.3(a)
            Class C Transaction Offer           2.3(a)
            Class C Warrants                    5th Recital
            Common Stock                        2nd Recital
            Company                             Preamble
            Consummation Date                   2.6
            Covered Matter                      1.4
            Co-Sale Notice                      2.1(a)
            Co-Sale Percentage                  2.1(a)
            Co-Selling Investor                 2.1(b)
            Co-Selling Warrant Holder           2.5(b)
            Common Stock                        2nd Recital
            Common Stock Equivalents            2.1(a)
            Controlling Person                  3.5(a)
            Escrow Agreement                    1.5
            Escrow Fee                          1.5
            Excess Section 2.5 Shares           2.5(b)
            Excess Shares                       2.1(b)
            Exchange Act                        3.5(a)
            Existing Agreement                  1st Recital
            Holders                             3.1(a)
            Indemnified Party                   3.5(d)

            Indemnifying Party                  3.5(d)
            Interest Period                     2.4(c)
            Investor(s)                         Preamble
            NationsBanc                         2.7
            Majority in Interest                1.1
            Management Investors                Preamble
            New Stock                           4.3(a)
            New Stock Investor                  4.1
            New Stock Offer                     4.2
            New Voting Security                 4.4
            Originating Investor                2.1(a)
            Other Stockholders                  2.6
            Permitted Transferee                2.1(f)
            Preferred Stock                     5th Recital
            Preferred Stock and Warrant
              Purchase Agreement                Preamble
            Proposed Class B Transferee         2.2(a)
            Proposed Class B Transferor         2.2(a)
            Proposed Class C Transferee         2.3(a)
            Proposed Class C Transferor         2.3(a)
            Proposed Section 2.5(a) Transferee  2.5(a)
            Proposed Transferee                 2.1(a)
            Proposed Transferor                 2.1(a)
            Protected Number                    4.3(b)
            Public Offering                     1.6
            Qualified Public Offering           1.5
            Qualifying Price                    1.5
            Registrable Securities              3.3
            Regulated Stock                     2.4(a)
            Regulatory Requirement              2.4(a)
            Regulatory Suspension Period        1.1(b)
            Sale of the Company                 2.6
            Section 2.5 Co-Sale Notice          2.5(a)
            Section 2.5 Co-Sale Percentage      2.5(a)
            Section 2.5 Originating Investor    2.5(a)
            Section 2.5 Securities              2.5(a)
            Section 2.5 Stock Equivalents       2.5(a)
            Section 2.5 Transaction Offer       2.5(a)
            Securities Purchase Agreement       2.1(a)
            Selling Group                       2.6
            Selling Holder                      3.5(a)
            SEC                                 3.1(a)
            Series B-1 Preferred Stock          4th Recital

            Series B-2 Preferred Stock          4th Recital
            Series C-1 Preferred Stock          5th Recital
            Series C-2 Preferred Stock          5th Recital
            Shares                              1.4
            Suspension Notice                   3.4(b)
            TA Affiliates                       2.1(f)
            Transaction Offer                   2.1(a)
            Warrant Agreement                   2.1(a)
            Warrant Holders                     2.1(a)
            Warrants                            2.1(a)
            Warrant Shares                      2.1(a)


      Section 5.3. Amendment and Waiver. Any party may waive any provision hereof intended for its benefit in writing. Except as specifically set forth herein to the contrary, no failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. Any amendment or waiver of any term or provision of this Agreement shall require the prior written consent of the holders of a majority in interest of each of (a) the Class A Investors (and their permitted transferees) (based on Common Stock Equivalents resulting from shares of Class A Preferred Stock), (b) the Class B Investors (and their permitted transferees) (based on Common Stock Equivalents resulting from shares of Class B Preferred Stock), (c) the Class C Investors (and their permitted transferees) (based on Common Stock Equivalents resulting from Class C Preferred Stock) and (d) the Management Investors (and their transferees) (based on numbers of shares of Common Stock held and vested rights to acquire (by conversion, exercise, exchange or otherwise) shares of Common Stock other than upon the conversion of shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock. Any actions required to be taken or consents required to be given, by any of the foregoing groups of investors shall require the approval of a majority in interest (determined as set forth in the preceding sentence) of the Investors in such group at the relevant time. Notwithstanding any provisions hereof to the contrary, any provision of this Agreement inuring to the benefit of the Warrant Holders shall not be amended without the prior written consent of the Warrant Holders affected thereby. Notwithstanding any provisions hereof to the contrary, this Agreement may be amended from time to time for purposes of changing the Management Investors listed on Schedule B, provided that such amendment is effected by the affected Management Investor's execution of a counterpart of this Agreement and the execution of the amended Schedule B by the holders of a majority in interest (determined as provided above) of the Class A Investors, the Class B Investors and the Class C Investors voting as a single class.

      Section 5.4. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by telex or facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed at the following addresses (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective upon their delivery, notices sent by telex shall be effective when answered back, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the day of actual delivery by the courier:

      (a)   if to the Company to:

                    Affiliated Managers Group, Inc.
                    Two International Place
                    23rd Floor
                    Boston, MA  02110
                    Facsimile:  (617) 346-7115
                    Attn:  Nathaniel Dalton
                          Senior Vice President

                    with a copy (which shall not constitute notice) to:

                    Goodwin, Procter & Hoar LLP
                    Exchange Place
                    Boston, Massachusetts  02109
                    Facsimile: (617) 523-1231
                    Attn: Elizabeth S. Fries, Esq.

      (b)   if to the Class A Investors to:

                    The addresses as set forth on the
                    signature pages hereof

                    with a copy (which shall not constitute notice) to:

                    Goodwin, Procter & Hoar LLP
                    Exchange Place
                    Boston, Massachusetts  02109
                    Facsimile: (617) 523-1231
                    Attn:  Richard E. Floor, P.C.

      (c)   If to NationsBanc Investment Corporation to:

                    c/o NationsBank Leveraged Capital Investors
                    NationsBank Corporate Center, 10th Floor
                    100 North Tyron Street
                    Charlotte, North Carolina 28202-4006
                    Attn:  W. W. (Chet) Walker, Jr., Managing Director

                    with a copy (which shall not constitute notice) to:

                    John S. Chinuntdet, Esq.
                    Fennebresque, Clark, Swindell & Hay
                    NationsBank Corporate Center
                    Suite 2900
                    100 North Tyron Street
                    Charlotte, North Carolina  28202

      (d)   if to Hartford Accident and Indemnity Company to:

                    Hartford Accident and Indemnity Company
                    [if overnight courier]
                    c/o Hartford Life Insurance Company
                    200 Hopmeadow Street
                    Simsbury, Connecticut
                    [if regular mail]
                    c/o Hartford Life Insurance Company
                    P.O. Box 2999
                    Hartford, Connecticut 06104
                    Attn:  Andrew W. Kohnke,
                         Vice President

      (e)   if to Chase Equity Associates, L.P. to:

                    Chase Equity Associates, L.P.
                    380 Madison Avenue, 12th Floor
                    New York, New York 10017
                    Attn: John M.B. O'Connor

                    with a copy (which shall not constitute notice) to:

                    Mayer, Brown & Platt
                    1675 Broadway

                    New York, New York 10019
                    Attn: Mark S. Wojciechowski, Esq.


      (f)   if to the Management Investors to:

                    Their addresses as set forth in the records of the Company.

      Section 5.5. Headings. The Article and Section headings used or contained in this Agreement are for convenience of the reference only and shall not affect the construction of this Agreement.

      Section 5.6. Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

      Section 5.7. Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and the Company may refuse to recognize any unauthorized transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

      Section 5.8. Entire Agreement; Successors and Assigns. This Agreement is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties hereto, and shall inure to the benefit of the parties hereto, the Warrant Holders and their respective heirs, successors and assigns.

      Section 5.9. Adjustments, etc. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company. Unless otherwise expressly provided under this Agreement, any Class C Investor holding Class C Warrants shall, for all purposes hereof, be treated as if such Class C Investor had exercised such Class C Warrants and received all shares of Class C Non-Voting Convertible Preferred Stock issuable as a result of such exercise.

      Section 5.10. Law Governing. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the state of Delaware (without giving effect to conflicts or choice of law principles).

      Section 5.11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.



                                 [End of Text]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    AFFILIATED MANAGERS GROUP, INC.



                                    By:          /s/ Sean M. Healey
                                         --------------------------
                                         Name: Sean M. Healey
                                         Title: Executive Vice President



                                    CHASE EQUITY ASSOCIATES, L.P.

                                    By:  Chase Capital Partners, its General
                                         Partner


                                    By:          /s/ John M.B. O'Connor
                                         --------------------------
                                         Name: John M.B. O'Connor
                                         Title: General Partner



                                    NATIONSBANC INVESTMENT
                                    CORPORATION


                                    By:        /s/ W.W. Walker, Jr.
                                         --------------------------
                                         W. W. Walker, Jr.
                                         President


                                    HARTFORD ACCIDENT AND
                                    INDEMNITY COMPANY


                                    By:       /s/ Joseph H. Gareau
                                         --------------------------
                                         Joseph H. Gareau
                                         CIO and Executive Vice President

                                   ADVENT VII L.P.

                                   By:  TA Associates VII L.P., its General
                                        Partner

                                   By:  TA Associates, Inc., its General Partner


                                   By:                         *
                                        ----------------------------------------
                                        P. Andrews McLane
                                        Managing Director


                                   ADVENT ATLANTIC AND PACIFIC II
                                   L.P.

                                   By:
                                        TA Associates AAP II Partners, its
                                        General Partner

                                   By:  TA Associates, Inc., its General Partner


                                   By:                         *
                                        ----------------------------------------
                                        P. Andrews McLane
                                        Managing Director


                                   CHESTNUT III LIMITED PARTNERSHIP

                                   By:  TA Associates VI L.P., its
                                        Attorney-in-Fact

                                   By:  TA Associates, Inc., its General Partner


                                   By:                         *
                                        ----------------------------------------
                                        P. Andrews McLane
                                        Managing Director

                                  CHESTNUT CAPITAL INTERNATIONAL
                                  III LIMITED PARTNERSHIP

                                  By:  TA Associates VI L.P., its Attorney-
                                       in-Fact

                                  By:  TA Associates, Inc., its General Partner


                                  By:                         *
                                       ---------------------------------------
                                        P. Andrews McLane
                                        Managing Director

                                  ADVENT NEW YORK L.P.

                                  By:  TA Associates VI L.P., its General
                                       Partner

                                  By:  TA Associates, Inc., its General Partner


                                  By:                         *
                                       ---------------------------------------
                                        P. Andrews McLane
                                        Managing Director


                                  ADVENT INDUSTRIAL II L.P.

                                  By:  TA Associates VI L.P., its General
                                       Partner

                                  By:  TA Associates, Inc., its General Partner


                                  By:                         *
                                       ---------------------------------------
                                        P. Andrews McLane
                                        Managing Director

                                    TA VENTURE INVESTORS LIMITED
                                    PARTNERSHIP


                                    By:             *
                                         -------------------------
                                         P. Andrews McLane
                                         General Partner


*          /s/ P. Andrews McLane
--------------------------------
    P. Andrews McLane


                                                 /s/ William J. Nutt
                                                 ---------------------
                                                     William J. Nutt


                                                 /s/ Sean M. Healey
                                                 ---------------------
                                                     Sean M. Healey


                                                 /s/ Levon Chertavian, Jr.
                                                 ---------------------
                                                     Levon Chertavian, Jr.


                                                 /s/ Richard E. Floor
                                                 ---------------------
                                                     Richard E. Floor


                                                  ---------------------
                                                     Michael A. Wilson



                                             THE WILLIAM J. NUTT 1995 TRUST
                                             FOR CAROLINE O. NUTT



                                             By: /s/ Robert N. Shapiro
                                                 ---------------------
                                                     Robert N. Shapiro
                                                     Trustee

                                    THE WILLIAM J. NUTT 1995 TRUST FOR
                                    ALEXANDER J. NUTT



                                    By: /s/ Robert N. Shapiro
                                       ------------------------
                                          Robert N. Shapiro
                                          Trustee




                                    THE WILLIAM J. NUTT 1995 TRUST
                                    FOR WILLIAM M. NUTT



                                    By: /s/ Robert N. Shapiro
                                       ------------------------
                                          Robert N. Shapiro
                                          Trustee

                                    SCHEDULE A


(i)  Class C Investors

        Chase Equity Associates, L.P.


(ii)  Class B Investors

      NationsBank Investment Corporation

      Hartford Accident & Indemnity Company

      Advent VII L.P.

      Advent Atlantic and Pacific II L.P.

      Chestnut III Limited Partnership

      Chestnut Capital International III
         Limited Partnership

      Advent New York L.P.

      Advent Industrial II L.P.

      TA Venture Investors Limited Partnership

      William J. Nutt

      Sean M. Healey

      Richard E. Floor


(iii)   Class A Investors

      Advent VII L.P.

      Advent Atlantic and Pacific II L.P.

      Chestnut III Limited Partnership

      Chestnut Capital International III
         Limited Partnership

      Advent New York L.P.

      Advent Industrial II L.P.

      TA Venture Investors Limited
         Partnership

      William J. Nutt

      The William J. Nutt 1995 Trust for
         Caroline O. Nutt

      The William J. Nutt 1995 Trust for
         Alexander J. Nutt

      The William J. Nutt 1995 Trust for
         William M. Nutt

      Sean M. Healey

      Richard E. Floor

                                                                SCHEDULE B


                           Management Investors

      William J. Nutt

      The William J. Nutt 1995 Trust for
         Caroline O. Nutt

      The William J. Nutt 1995 Trust for
         Alexander J. Nutt

      The William J. Nutt 1995 Trust for
         William M. Nutt

      Sean M. Healey

      Levon Chertavian





                                   B-1